Exhibit 99.1

Speaker 1:

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With us to discuss more is Robert Price, Chief Executive, Greenland Energy.

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All right, Robert, thank you.

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I want to talk about some of this.

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I mean, we have a domino effect at the bottom of the screen.

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The other big headline today, of course, diesel hitting five bucks a gallon.

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So where do you think this is all going?

Speaker 2:

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Yeah, Connell, at $5 a gallon, that’s a massive 38% spike in just a month.

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Now, most consumers, they don’t use diesel, but tractor trailers, ships, trains move virtually every product we consume.

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So what we’re going to see is core inflation could be impacted by this because these transportation companies, they’ll be forced to raise prices

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all the way from groceries to heavy goods.

Speaker 1:

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Yeah, I was saying it earlier, maybe you could add to that and discuss it more, that the diesel story, I know for obvious reasons we talk about gas prices, consumer prices, and how much those are up at the pump, but the diesel story seems to me to be a bigger kind of economic story, is that right?

Speaker 2:

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Yeah, I would say so.

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And a lot of these remote places, these islands, whether you’re in the Caribbean, whether you’re in Greenland or other places, they are totally reliant on diesel.

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Now, the conflict in the Middle East and the Strait of Hormuz, it’s only highlighted the fragility of our supply system.

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What we need to do, Connell, is we need to look at friendly jurisdictions to look for conventional resources to bring on new supplies of oil.

Speaker 1:

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OK, now the other question I had, and this came up last week when we were in Dubai, I was talking to a guy who’s ahead of a big petrochemicals company over there, and it kind of is in contrast to what we heard from the president today, which is that once this is over, the price is going to, as the president says, drop like a rock.

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And this guy was saying he thinks it, he doesn’t know, but it might be more complicated because of how long it takes to get some of these plants up and running that have been closed for so long.

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What about the day after, from your point of view?

Speaker 2:

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Yeah, short term fixes, they’re just not enough.

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Now, what current production is coming online?

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ExxonMobil, they found an 11 billion-barrel field in Guyana off the shore of South America.

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We are in Greenland.

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We have a 13 billion-barrel engineering report that we’re going to drill our first two wells this year.

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That is a friendly jurisdiction.

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And for us to bring on that supply at peak production, we can be at 1.5 to 2 million barrels of oil a day.

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Again, it’s not going to be fixed overnight.

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Right.

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But other countries are looking for these other friendly supplies of oil and diesel.

Speaker 1:

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So there are workarounds possible.

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To your point, you’re starting to work on them.

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How long might that all take?

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And by the way, Greenland is still a friendly situation.

Speaker 2:

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Yeah.

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And just to the people of Greenland, they rely on diesel.

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They rely on shipping to get the remote areas.

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And so for that disruption, that costs their economy quite a bit.

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We’re drilling in our first two wells by the end of this year.

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It could discover up to, again, 13 billion barrels of oil.

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And Connell, at today’s prices, that’s over a trillion dollars worth of oil.

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That could totally transformate

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It can be a transformational for Greenland and the overall world supply of oil.

Speaker 1:

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Interesting, although I’m kind of struck by how we’ve had a lot of oil here in the U.S.

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but still haven’t been able to insulate us from these price hot rises.

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Robert, for now, I got to leave it there, though.

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Very, very interesting to talk to you and what you’re working on there in Greenland and elsewhere.

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We’re going to monitor that situation at the White House, so let’s get a break in there.

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